INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Hallwood Consolidated Resources Corporation on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Hallwood Consolidated Resources Corporation for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
August 21, 1997


















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